SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                       -----------------------------------

                                    FORM 8-K

Date of Report (Date of earliest event reported):   January 28, 1997

                              SUN SPORTSWEAR, INC.
             (Exact name of registrant as specified in its charter)

Commission File Number        0-18054

         WASHINGTON                                  91-1132690
(State or other jurisdiction                       (IRS Employer
     of incorporation)                           Identification No.)

                 6520 SOUTH 190TH STREET, KENT, WASHINGTON 98032
                    (Address of principal executive offices)

Registrant's telephone number including area code:   (206) 251-3565

                                       N/A
         (Former name or former address, if changed since last report)

                     Page 1 of Form 8-K Sun Sportswear, Inc.

ITEM 5         OTHER EVENTS

On January 28, 1997 the Registrant issued the following press release:

CONTACT:          Kevin James, Senior Vice President & CFO
                  Sun Sportswear, Inc.
                  (206) 251-3565

FOR IMMEDIATE RELEASE:              JANUARY 28, 1997

SUN SPORTSWEAR, INC. ANNOUNCES RECORD DATE FOR MERGER WITH BSI
HOLDINGS, INC.; AND INFORMATION ON ALTERNATIVES AVAILABLE TO SUN
SHAREHOLDER'S REGARDING MERGER CONSIDERATION

EFFECTIVE IMMEDIATELY

(KENT, WA) Sun Sportswear, Inc. (NASDAQ: SSPW) today announced that January 31, 1997 will be the record date used to determine shareholders entitled to notice of, and to vote with respect to, the proposed merger of BSI Holdings, Inc., a Delaware Corporation, with and into Sun Sportswear, Inc.

The terms of the proposed Merger Agreement contemplate that 50% of the shares of Sun common stock held by Sun shareholders (other than Seafirst Bank) will be exchanged for $2.20 per share payable in cash. Such shareholders will retain their remaining shares.

Seafirst Bank, the owner of 3,800,000 shares or 66.1% of the outstanding common stock of Sun, will have 48.3% of its shares exchanged for $2.20 per share payable in a combination of cash and a convertible promissory note. Seafirst will retain its remaining shares.

Alternatively, holders of Sun common stock on the January 31 record date (other than Seafirst Bank) may elect to retain all shares of Sun Common Stock held by them on the record date, instead of receiving $2.20 per share for half of their shares. This election may be made by shareholders by filing the Form of Election, which will be mailed to shareholders - along with the joint proxy statement - in February 1997.

Only shareholders of record on the January 31 record date will be entitled to elect to retain all of their shares in the merger. SUN SHAREHOLDERS ACQUIRING STOCK BETWEEN JANUARY 31 AND THE EFFECTIVE DATE OF THE MERGER WILL NOT BE ENTITLED TO ELECT TO RETAIN ALL OF THEIR SUN COMMON STOCK IN THE MERGER. INSTEAD, SUCH SHAREHOLDERS WILL AUTOMATICALLY RECEIVE A PAYMENT OF $2.20 FOR 50% OF THEIR SHARES. SUCH SHAREHOLDERS WILL RETAIN THEIR REMAINING SHARES.

                     Page 2 of Form 8-K Sun Sportswear, Inc.

BSI, through its primary operating subsidiary Brazos Sportswear, Inc., is a manufacturer and distributor of decorated sportswear with annualized revenues of approximately $200 million. BSI operates facilities in ten states and sells products throughout the United States to over 12,000 customers.

All shares of BSI will be converted into shares of Sun common stock upon closing of the merger. After the merger, former BSI shareholders will own approximately 88% of the merged companies' outstanding shares (after taking into consideration outstanding options and warrants to purchase such shares). After the merger, shareholders who owned Sun shares prior to the merger will own approximately 12% of the merged companies' outstanding shares (after taking into consideration outstanding options and warrants to purchase such shares).

Sun Sportswear supplies its line of imprinted, dyed and decorated casual sportswear for adults and children, primarily to customers in the mass merchandising and mid-tier segments such as Wal-Mart, Target, Kmart, JC Penney and Montgomery Ward.

                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized in the City of Kent, State of Washington, on this 28TH day of January 1997.

                                            SUN SPORTSWEAR, INC.

                                            By: /s/ KEVIN JAMES
                                                    Kevin James
                                                    Senior Vice President
                                                    and Chief Financial Officer
                                                    Sun Sportswear, Inc.

                     Page 3 of Form 8-K Sun Sportswear, Inc.